Exhibit 4.5

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (the “Amendment”), dated as of February 25, 2004 is among ELIZABETH ARDEN, INC., a Delaware Corporation (the “Borrower”), the banks listed on the signature pages hereto (the “Banks”), JPMORGAN CHASE BANK, as the administrative agent (the “Administrative Agent”), and FLEET NATIONAL BANK (the “Collateral Agent”).

RECITALS:

A. The Borrower, the Administrative Agent, the Collateral Agent, the Banks, Orix Financial Services, Inc. (herein “Orix”) and Heller Financial, Inc. (herein “Heller”) have entered into that certain Second Amended and Restated Credit Agreement dated as of December 24, 2002 (as amended or otherwise modified from time to time, the “Agreement”). Orix assigned all of its right, title and interest in and to the Agreement to JPMorgan Chase Bank and General Electric Capital Corporation. Heller assigned all of its right, title and interest in and to the Agreement to General Electric Capital Corporation. As a result, Heller and Orix are no longer party to the Agreement.

B. Three wholly-owned subsidiaries of the Borrower, Elizabeth Arden Travel Retail, Inc. (“Arden Travel”), Elizabeth Arden (Financing), Inc. (“Arden Financing”), and RDEN Management, Inc. (“RDEN”) have joined the Guarantee Agreement and the Security Agreement as guarantors and grantors thereunder since the original date of the Agreement.

C. The Borrower and the Guarantors (including RDEN, Arden Financing and Arden Travel) entered into that certain Indenture dated January 13, 2004 with HSBC Bank USA, as trustee, relating to 7¾% Senior Subordinated Notes that mature on January 15, 2014 (the “Senior Subordinated Notes”). The proceeds of the Senior Subordinated Notes have been used to redeem all of the Senior Notes and all but $8,802,000 in the principal amount of the Senior Secured Notes. As a result of the consent solicitation and that certain First Supplemental Indenture dated January 8, 2004 associated with the redemption of the Senior Secured Notes, the “Indenture Collateral Agent” (as defined in the Intercreditor Agreement) has released its liens in the “Indenture Collateral” (as defined in the Intercreditor Agreement).

D. The Borrower has requested that the Agents and the Banks amend certain provisions of the Agreement, the Guarantee Agreement, and the Security Agreement to, among other things, change pricing terms and provide that the obligations, indebtedness and other liabilities of the Borrower and its Subsidiaries, or any one of them, arising in connection with the Swap Agreements, depository and treasury management arrangements or any other arrangements entered into with any Bank or any Affiliate of any Bank be entitled to the benefits of the Guarantee Agreement and Security Agreement. The Administrative Agent, the Collateral Agent, and the Banks are willing to amend the Agreement, the Guarantee Agreement and the Security Agreement in accordance with the terms herein set forth.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows effective as of the date hereof unless otherwise indicated:

ARTICLE I.

Definitions

Section 1.1. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

ARTICLE II.

Amendments

Section 2.1. Amendment to Section 1.01. The following definitions contained in Section 1.01 of the Agreement are amended and restated in their respective entireties to read as follows:

“Applicable Margin” means, with respect to either Type of Loan, the applicable margin (expressed in basis points) in the column below for the applicable Type of Loan and opposite the Debt Service Pricing Ratio set forth in the table below that corresponds with the actual Debt Service Pricing Ratio set forth in the most recent Compliance Certificate:

Tier	Debt Service Pricing Ratio	LIBOR Loans	Base Rate Loans
I	Greater than 3.50:1.00	200	25
II	Less than or equal to 3.50:1.0 but greater than 2.75:1.00	225	50
III	Less than or equal to 2.75:1.00 but greater than 1.75:1.00	250	75
IV	Less than or equal to 1.75:1.00	275	100

Each Applicable Margin shall be determined by reference to Tier II for the period from February 29, 2004 until the first business day of the month following the day when the Compliance Certificate required in connection with the annual audited financial statements for the fiscal year ended January 31, 2004 is delivered. On such date, each Applicable Margin shall change in accordance with the Debt Service Pricing Ratio set forth therein and the table set forth above. Thereafter, each Applicable Margin shall change effective commencing on the first business day of the month following the date when a quarterly Compliance Certificate required by Section 5.01(c) is delivered, such change to be made in accordance with the Debt Service Pricing Ratio set forth therein and the table set forth above; provided, however, if any Compliance Certificate is not received by the date required by Section 5.01(c), the Applicable Margins shall revert to Tier IV until delivery of the next Compliance Certificate.

“Bank” means each bank or financial institution listed on the signature pages hereof, each Assignee, which becomes a Bank pursuant to Section 9.06, their respective successors and, for the purpose of securing and guaranteeing the Bank Product Obligations only, their respective Affiliates who are owed any of the Bank Product Obligations. References herein to a Bank or Banks may include the Issuing Banks or the Swingline Bank or both, as the context requires.

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“Commitment Fee Rate” means the commitment fee rate (expressed in basis points) set forth in the column below entitled “Commitment Fee Rate” and opposite the Debt Service Pricing Ratio set forth in the table below that corresponds with the actual Debt Service Pricing Ratio set forth in the most recent Compliance Certificate:

Tier	Debt Service Pricing Ratio	Commitment Fee Rate
I	Greater than 3.50:1.00	25
II	Less than or equal to 3.50:1.00 but greater than 2.75:1.00	37.5
III	Less than or equal to 2.75:1.00 but greater than 1.75:1.00	37.5
IV	Less than or equal to 1.75:1.00	50

The Commitment Fee Rate shall be determined by reference to Tier II for the period from February 29, 2004 until the date that is the first business day of the month following the day when the Compliance Certificate required in connection with the annual audited financial statements for the fiscal year ended January 31, 2004 is delivered. On such date, the Commitment Fee shall change in accordance with the Debt Service Pricing Ratio set forth therein and the table set forth above. Thereafter, the Commitment Fee Rate shall change effective commencing on the first business day of the month following the date when a quarterly Compliance Certificate required by Section 5.01(c) is delivered, such change to be made in accordance with the Debt Service Pricing Ratio set forth therein and the table set forth above; provided, however, if any Compliance Certificate is not received by the date required by Section 5.01(c), the Commitment Fee Rate shall revert to Tier IV until delivery of the next Compliance Certificate.

“Guarantor” means each Person that is or becomes party to the Guarantee Agreement as a Guarantor and their respective successors. As of February 25, 2004, DF Enterprises, Inc. a Delaware corporation, FD Management, Inc., a Delaware corporation, Elizabeth Arden International Holding, Inc. (formerly known as FFI International, Inc.), a Delaware corporation, RDEN Management, Inc., a Delaware corporation, Elizabeth Arden (Financing), Inc., a Delaware corporation, and Elizabeth Arden Travel Retail, Inc., a Delaware corporation, are the Guarantors.

“Loan Documents” means this Agreement, the Guarantee Agreement, the Security Agreement, the Notes, the Intercreditor Agreement (until terminated), any Swap Agreement and any other agreement entered into by the Borrower or any Subsidiary with a Bank or any Affiliate of any Bank relating to a Bank Product, and each other instrument, agreement, certificate or other documentation referred to herein or contemplated hereby, as the same may be amended or otherwise modified from time to time.

“Obligations” means (a) the “Obligations” as defined in the Guarantee Agreement and (b) the Bank Product Obligations.

“Permitted Indebtedness” means (i) any Borrowings made hereunder, (ii) the Senior Subordinated Notes, (iii) the Mortgage Notes, (iv) up to $15,000,000 of other subordinated indebtedness or preferred stock existing as of the effective date of the Original Credit Agreement, (v) the Seller Preferred, (vi) $8,802,000 of the Senior Secured Notes and any guarantees thereunder, (vii) the intercompany Indebtedness incurred in connection with the Arden Acquisition described on Schedule 5.09 (the “Acquisition Indebtedness”), (viii) no more than $10,000,000 (in the aggregate) of Purchase Money Indebtedness outstanding at any time, (ix) up to $35,000,000 (in the aggregate) of Indebtedness (in addition to the Acquisition Indebtedness) outstanding at

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any time owed by Foreign Subsidiaries and any unsecured Guarantee thereof by the Borrower, provided that if such Indebtedness of the Foreign Subsidiaries is secured, then it will only be secured by accounts receivable and inventory of such Foreign Subsidiaries, (x) any other unsecured Indebtedness in an aggregate amount of no more than $15,000,000 outstanding at any time, which shall be on such terms and conditions as are satisfactory to the Administrative Agent in all respects, (xi) any refinancings of any of the above, which shall be on such terms and conditions as are satisfactory to the Administrative Agent in all respects, and (xii) intercompany Indebtedness (in addition to the Acquisition Indebtedness) between or among the Borrower or the Guarantors, as lenders, and any Foreign Subsidiary, as a borrower, which when the aggregate outstanding principal amount thereof is aggregated with the principal amounts committed or outstanding (whichever is greater) under clause (ix) above and the aggregate amount of any Permitted Investment made pursuant to Section 5.09(j), the total shall not exceed $50,000,000 in the aggregate, provided, that, after giving effect to such intercompany Indebtedness, the Borrower shall have Borrowing Availability under this Agreement of at least $15,000,000 and provided, further, any committed or outstanding principal amounts of Indebtedness under clause (ix) above (whichever is greater) shall permanently reduce dollar–for–dollar the amount of intercompany Indebtedness permitted under this clause (xii).

“Security Agreement” means that certain Amended and Restated Security Agreement dated January 29, 2001 between the Collateral Agent, the Borrower, and the Guarantors, as the same has been and may be further amended, restated, supplemented or otherwise modified from time to time.

Section 2.2. Additions to Section 1.01. The following definitions are added to Section 1.01 of the Agreement in proper alphabetical order.

“Bank Product Amount” has the meaning set forth in the definition of Bank Products.

“Bank Product Obligations” means all indebtedness, liabilities, obligations, covenants and duties of the Borrower or any Subsidiary to any Bank or any Affiliate of any Bank, of every kind, nature and description arising under or in respect of any Bank Product (including arising under or in respect of any Guarantee thereof), whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated.

“Bank Product Reserve” means, at any time, an amount equal to the sum of all Bank Product Amounts associated with all of the then outstanding Bank Products. With respect to any particular Bank Product, the Bank Product Reserve shall equal the Bank Product Amount for such Bank Product or a lesser amount as may equal the actual obligation of the Borrower or Subsidiary as determined utilizing the methodology agreed to with respect to such Bank Product between the applicable Bank and Borrower or Subsidiary. With respect to any calculation of the amounts to be included in the Bank Product Reserve which is less than an established Bank Product Amount, the Administrative Agent shall have no obligation to determine the amount thereof. Borrower and/or the applicable Bank shall provide the Administrative Agent written notice of the amount and a reasonably detailed calculation thereof; provided that no such notice with respect to a Bank Product may be delivered more than once each week. In absence of any such notice, the amount included in the Bank Product Reserve shall equal

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the Bank Product Amount established with respect to the Bank Product in question. The Bank Product Amount applicable to any Bank Product shall not be included in calculating the Bank Product Reserve if on the first date that such Bank Product Amount is to be included in the Bank Product Reserve, the inclusion of such amount therein will cause the Borrowing Availability to be less than $20,000,000 as calculated after giving pro forma effect to such Bank Product Amount and based on the most recent Borrowing Base Certificate then most recently delivered.

“Bank Products” means any of the following that a Bank or an Affiliate of a Bank provides to, or enters into with, the Borrower or any Subsidiary:

(a)	any deposit, lockbox or other cash management arrangement;

(b)	any Swap Agreement permitted under Section 5.18 hereof; and

(c)	any other product, service or agreement pursuant to which the Borrower or any Subsidiary may be indebted to a Bank or to an Affiliate of a Bank if such arrangement is permitted or not restricted under the terms of this Agreement;

provided that for any of the foregoing to be included as a “Obligation” for the purposes of a distribution under Section 2.16(b)(ii): (a) the applicable Bank or Affiliate and Borrower must have previously provided the Administrative Agent written notice of: (i) the existence of such Bank Product, (ii) the Bank’s or Affiliate’s and Borrower’s or Subsidiary’s agreement as to the maximum dollar amount of the obligations arising under such Bank Product that may be included in a reserve under the Borrowing Base (the “Bank Product Amount”) and (iii) the methodology agreed upon by the Bank and Borrower to determine the Bank Product Amount; and (b) the Bank Product Amount applicable to such Bank Product shall not, on the first date that such Bank Product Amount is to be included in the Bank Product Reserve, cause the Borrowing Availability to be less than $20,000,000 as calculated in accordance with the definition of Bank Product Reserve. If the applicable Bank or Affiliate and Borrower do not provide such information to the Administrative Agent or if including the related Bank Product Amount in the Bank Product Reserve as described n clause (b) immediately above would cause the Borrowing Availability to be less than $20,000,000, such Bank Product shall be an “Unreserved Bank Product” and shall not be entitled to the benefits of Section 2.16(b)(ii). The Administrative Agent shall provide the Banks with notice of the establishment of each Bank Product that is not an Unreserved Bank Product. After any of the foregoing have been established as a Bank Product hereunder and as long as no Event of Default exists, the Bank Product Amount may thereafter be changed by written notice to the Administrative Agent pursuant to an agreement between the applicable Bank and Borrower; provided that (x) no change in a Bank Product Amount may cause the Committed Exposure at any time to exceed Total Availability and (y) a Bank Product Amount may not be changed more than once each week.

“Debt Service Pricing Ratio” means, as of any fiscal quarter end, the ratio of the following calculated for the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP as of the end of such fiscal quarter for the preceding twelve months:

(a)	the sum of (i) Consolidated EBITDA minus (ii) Capital Expenditures which were not financed with Indebtedness

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permitted under clauses (viii), (ix) or (x) of the definition of Permitted Indebtedness; minus (iii) all income and franchise taxes paid in cash; to

(b)	the sum of:

(i) Consolidated Net Interest Expense minus as of each calculation date set forth below (A) $13,289,800 for the fiscal quarter ended on or about January 31, 2004, (B) $9,521,900 for the fiscal quarter ended on or about April 30, 2004, (C) $5,505,200 for the fiscal quarter ended on or about July 31, 2004, and (D) $1,550,400 for the fiscal quarter ended or about October 31, 2004; plus

(ii) regularly scheduled principal payments made in respect of Indebtedness during such twelve month period excluding regularly scheduled principal payments in respect of the 8.5% Subordinated Notes due May 2004 and the 8.84% Mortgage Notes due July 2004; plus

(iii) all cash Dividends paid during such period.

“Senior Subordinated Notes” means those certain 7 3/4% Senior Subordinated Notes issued pursuant to that Indenture dated January 13, 2004 with HSBC Bank USA, as trustee, and that mature on January 15, 2014.

“Unreserved Bank Product” has the meaning set forth in the definition of Bank Products.

Section 2.3. Amendment to Definition of “Borrowing Base”. Clause (h) of the definition of “Borrowing Base” contained in Section 1.01 of the Agreement is amended and restated in its entirety to read as follows:

(h) Reserves. The Bank Product Reserve and the aggregate amount of the other reserves established by the Administrative Agent at any time and from time to time after the Effective Date that the Administrative Agent determines are necessary to protect the Banks’ interests, such determination to be made in the Administrative Agent’s reasonable and sole discretion. Reserves established under this clause (h) may include, without limitation: (i) with respect to accounts receivable, reserves for Allowance Accounts, customer markdowns, and destroyed in field and (ii) with respect to inventory and to the extent not included as ineligibles (but without impairing the obligation to exclude from any eligible inventory all inventory which is required to be excluded under the definitions thereof hereunder); inventory classified as long term assets; and capitalized costs. The “other reserves” established under this clause (h) shall not include any amounts attributable to Bank Products, such amounts shall be included in the Bank Product Reserve.

Section 2.4. Amendment to Section 2.16. Section 2.16 of the Agreement is amended and restated in its entirety to read as follows:

Section 2.16. Application of Payments and Collateral.

(a) Prior to Default. Notwithstanding anything in the Security Agreement to the contrary, at all times during this Agreement the Borrower will instruct

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all customers and other Persons making payment on Accounts and other Collateral to make all payments thereon to a Lockbox Account. In the event the Borrower (or any Affiliate of the Borrower or any Person acting for or in concert with the Borrower) at any time during the term of this Agreement shall receive any monies, checks, drafts or other similar negotiable items of payments made with respect to Accounts and other Collateral, the Borrower or such Persons shall receive the same in trust and shall promptly deposit the same into a Lockbox Account. The Borrower agrees that it will cause the funds on deposit in Borrower’s Lockbox Accounts to be paid to the Administrative Agent on a daily basis by automated clearinghouse debit for credit to the Concentration Account or by wire transfer. The funds deposited into the Concentration Account (over which the Borrower shall have no control) or wire transferred to the Administrative Agent from the Lockbox Accounts shall be applied by the Administrative Agent on the day of their receipt if received by 1:00 p.m. (New York City time) on a Domestic Business Day and on the next Domestic Business Day if received after such time: first, to repay outstanding Swingline Loans; second, to repay other outstanding Loans that are Base Rate Loans and all outstanding reimbursement obligations under Letters of Credit; third, to repay outstanding Loans that are LIBOR Loans and all breakage costs due in respect of such repayment or, at the Borrower’s option (if no Event of Default has occurred and is then continuing), to fund a cash collateral deposit to a cash collateral account at the Administrative Agent or the Collateral Agent with direction to pay, all or a portion of any such outstanding LIBOR Loans on the last day of the next ending Interest Period therefor; fourth, to pay interest due and payable on the Loans and to pay fees and expense reimbursements and indemnification then due and payable to the Administrative Agent, the Collateral Agent or any Bank, fifth, to pay all other Obligations that are then outstanding and payable under this Agreement; and sixth, if after the foregoing applications no Default exists and available funds remains available to be disbursed, the Administrative Agent shall deposit such remaining amount to the Disbursement Account or transfer such funds as Borrower shall otherwise direct.

(b) After Default. Notwithstanding anything in the Security Agreement or in the Guaranty Agreement to the contrary, all funds (i) received by either Agent from the enforcement of the Guarantee Agreement or from the Collateral Agent’s sale or other liquidation of the Collateral when an Event of Default exists (including, without limitation, any amounts paid as adequate protection payments or any other distributions in any bankruptcy or insolvency proceeding made on or in respect of any Collateral) or (ii) deposited into the Concentration Account after an Event of Default exists shall first be applied as payment of the accrued and unpaid fees of the Agents hereunder and then to all other unpaid or unreimbursed Obligations (including reasonable attorneys’ fees and expenses) owing to the either Agent in its capacity as an Agent hereunder only and then any remaining amount of such proceeds shall be distributed:

(i) first, to an account at the Administrative Agent over which the Administrative Agent shall have control in an amount sufficient to fully collateralize all Letter of Credit Exposure in an amount equal to 101% of all Letter of Credit Exposure then outstanding; and

(ii) second, to the Banks, pro rata in accordance with the respective unpaid amounts of the Obligations (excluding any Bank Product Obligations arising in connection with an Unreserved Bank Product) until all such Obligations have been paid and satisfied in full or cash collateralized; and

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(iii) third, to the Banks, pro rata in accordance with the respective unpaid amounts of remaining Obligations.

For purposes of subclause (ii) preceding: (A) in determining the Banks’ pro rata portion, the Bank Product Obligations shall only be included to the extent of the related Bank Product Amount then most recently established; and (B) payments to a Bank with respect to Bank Product Obligations shall not exceed the Bank Product Amount then most recently established with respect thereto.

After all the Obligations (including without limitation, all contingent Obligations) have been paid and satisfied in full and all Commitments terminated, any proceeds of Collateral shall be delivered to the Person entitled thereto as directed by the Borrower or as otherwise determined by applicable law or applicable court order. All credits against the Obligations shall be conditioned upon final payment to the Agents of the items giving rise to such credits and shall be subject to fully available funds. If any amount applied under this Section is subsequently dishonored or returned unpaid for any reason, whether or not such return is rightful or timely, the Agents shall have the right to reverse such credit and charge the amount of such item to the Borrower, who shall indemnify the Agents, the Issuing Bank and the Banks against all claims and losses resulting from such dishonor or return.

Section 2.5. Amendment to Section 5.07. Section 5.07 of the Agreement is amended and restated in its entirety to read as follows:

Section 5.07. Additional Guarantors. If at any time after the Effective Date any Subsidiary (other than (a) a Guarantor or (b) any Foreign Subsidiary that does not Guarantee any Obligations of the Borrower) is or becomes a Material Subsidiary, the Borrower, within thirty (30) days of such Subsidiary becoming a Material Subsidiary, will cause such Subsidiary to become a Guarantor pursuant to the Guarantee Agreement and a party to the Security Agreement.

Section 2.6. Amendment to Section 5.09. Clause (b) of Section 5.09 of the Agreement is amended and restated in its entirety to read as follows:

(b) in addition to those investments disclosed on Schedule 5.09, investments by the Borrower or any Guarantor: (i) in the Borrower or any Guarantor; (ii) in all Domestic Subsidiaries that are not Guarantors provided that the aggregate amount of such investments made after the effective date of the Original Credit Agreement shall not exceed $5,000,000; and (iii) in Foreign Subsidiaries that are not Guarantors to the extent permitted by paragraph (j) of this Section 5.09;

Section 2.7. Amendment to Section 5.11. Clause (b) of Section 5.11 of the Agreement is amended and restated in its entirety to read as follows:

(b) Neither the Borrower nor any of its Subsidiaries will sell, lease or otherwise transfer any asset, except:

(i) in the ordinary course of its business (which ordinary course shall include the sale or other disposition of obsolete or excess inventory or intellectual property, fixtures or equipment to the extent ordinary and consistent with past practice);

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(ii) sale of assets, not in the ordinary course of business and not otherwise permitted hereunder, which from and after the effective date of the Original Credit Agreement do not in the aggregate exceed $25,000,000;

(iii) transfers made as Investments permitted by Section 5.09 or Restricted Payments permitted by Section 5.14;

(iv) sale of the real property located at 14100 N.W. 60th Avenue, Miami Lakes, FL 33014 encumbered by the Mortgage Notes;

(v) transfer of intellectual property by Borrower, DF Enterprises, Inc. or FD Management, Inc. to a Subsidiary (including any Foreign Subsidiary) provided that (A) the Borrower furnish the Agents written notice of such transfer at least 10 days prior thereto and copies of the agreements evidencing such transfer; and (B) the Borrower shall have take such action as the Administrative Agent may request to ensure that the Collateral Agent will be able to utilize the intellectual property in question pursuant to the license granted under the Security Agreement or otherwise to liquidate the Inventory, or

(vi) to the extent not otherwise permitted in clauses (i) through (v) of this clause (b), transfers of assets by the Borrower or any Subsidiary to Borrower or to a Domestic Subsidiary or by one Foreign Subsidiary to another Foreign Subsidiary if: (A) no Default exists or would result; (B) the assets transferred do no include Accounts or Inventory; (C) the assets transferred do not include any intellectual property necessary for the manufacture or sale of the Inventory unless the Borrower shall have take such action as the Administrative Agent may request to ensure that the Collateral Agent will be able to utilize the intellectual property in question pursuant to the license granted under the Security Agreement or otherwise to liquidate the Inventory; and (D) with respect to any such transfer involving the Borrower and the Domestic Subsidiaries, the party receiving the assets transferred shall be the Borrower or a Guarantor or simultaneously with such transfer will become a Guarantor and party to the Security Agreement.

No Foreign Subsidiary shall be required to become a Guarantor under this Section 5.11.

Section 2.8. Amendment to Section 5.19. The definition of “Cash Flow” as set forth in Section 5.19 of the Agreement is amended and restated o read as follows:

“Cash Flow” means, for any period, the sum of (i) Consolidated EBITDA minus (ii) Capital Expenditures which were not financed with Indebtedness permitted under clauses (viii), (ix) or (x) of the definition of Permitted Indebtedness; minus (iii) all income and franchise taxes paid in cash.

Section 2.9. Amendment to Section 5.21. Section 5.21 of the Agreement is amended as follows:

(a) The introductory proviso is amended and restated in its entirety to read as follows; and

Borrower will not, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash securities or other property) of or in respect of principal of or interest on the Mortgage Notes, the Senior Secured Notes, Senior Subordinated Notes, or the Borrower’s 8.5%

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Junior Subordinated Debenture Due 2004 dated September 17, 2002 in the principal amount of $4,333,333.34 and any refinancing of any of the foregoing Indebtedness (collectively, the “Significant Debt”), or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any of the Significant Debt, except:

(b) Clause (c) is amended and restated in its entirety to read as follows:

(c) payment of the Mortgage Notes that become due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

Section 2.10. Amendment to Section 6.01. Clause (e) of Section 6.01 of the Agreement is amended and restated in its entirety to read as follows:

(e) the Borrower or any Subsidiary shall fail to make any payment in respect of any Material Debt when due or within any applicable grace period;

Section 2.11. Amendment to Exhibits. Exhibit B [Form of Borrowing Base Certificate] and Exhibit D [Form of Compliance Certificate] of the Agreement are amended and restated in their respective entireties to read as Exhibits B and D attached hereto.

Section 2.12. Amendment to Schedule 1.01. Schedule 1.01 to the Agreement is amended and restated in its entirety to read as Schedule 1.01 hereto.

Section 2.13. Amendment to Schedule 4.15(a)(i). Schedule 4.15(a)(i) to the Agreement is amended and restated in its entirety to read as Schedule 4.15(a)(i) hereto.

Section 2.14. Amendment to Schedule 5.09. Schedule 5.09 to the Agreement is amended and restated in its entirety to read as Schedule 5.09 hereto.

ARTICLE III.

Modifications to Security Agreement and Guarantee Agreement

Section 3.1. Amendment to Security Agreement. The definition of “Borrower Obligations” set forth in Section 1.1 of the Security Agreement is amended and restated in its entirety to read as follows:

“Borrower Obligations”: the collective reference to the unpaid principal of and interest on the Loans, obligations relating to any Swingline Loans and Letters of Credit, all Bank Product Obligations (whether owned by the Borrower or any Subsidiary), and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity thereof and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the other Loan Documents, any Swingline Loan, any Letter of Credit, any Bank Product or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise.

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Section 3.2. Amendment to Guarantee Agreement. The Guarantee Agreement is amended as follows:

(a) The first sentence set forth in Section 1.1 of the Guarantee Agreement is amended and restated in its entirety to read as follows:

Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety: (i) the due and punctual payment in full (and not merely the collectibility) of the principal of the Notes, and the interest thereon, in each case when due and payable, according to the terms of the Notes, whether at stated maturity, by reason of acceleration or otherwise, regardless of the extent allowed as a claim in any proceeding in respect of the bankruptcy, reorganization or insolvency of the Borrower, any Guarantor or any of their respective Affiliates (a “Reorganization”); (ii) the due and punctual payment in full (and not merely the collectibility) of all other sums and charges which may at any time be due and payable in accordance with, or under the terms of, the Notes, whether at stated maturity, by reason of acceleration or otherwise, regardless of the extent allowed as a claim in any Reorganization; (iii) the due and punctual payment in full (and not merely the collectibility) of any obligations of the Borrower under any Swingline Loan, when and as the same shall become due and payable, including interest thereon, if any, whether at stated maturity, by reason of acceleration or otherwise, regardless of the extent allowed as a claim in any Reorganization; (iv) the due and punctual payment in full (and not merely the collectibility) of any and all payments and reimbursement obligations required to be made by the Borrower pursuant to the terms of the Credit Agreement with respect to any Letter of Credit Disbursement, when and as due, including interest thereon, if any; (v) any and all obligations, now existing or hereafter arising, in respect of any agreements to protect against fluctuation of interest rates, exchange rates or forward rates relating to any Loan, Letter of Credit or other monetary obligations under the Loan Documents; (vi) the due and punctual payment (and not merely the collectibility), performance and observance of all of the other obligations, terms, covenants and conditions contained in the Notes, the Credit Agreement, the agreements relating to Bank Products, all other agreements and instruments at any time executed in connection with the Notes or the Credit Agreement whether now or hereafter existing, on the part of the Borrower or any Subsidiary to be performed or observed (the Notes, the Credit Agreement, the Security Documents, the agreements relating to Bank Products, and all other related security instruments and agreements, whether now existing or arising hereafter, are collectively referred to herein as the “Loan Documents”); (vii) the accuracy of the representations and warranties made by the Borrower in the Loan Documents; and (viii) the due and punctual payment and performance in full (and not merely the collectibility) of any and all other future advances and other indebtedness, obligations and liabilities of the Borrower to the Lenders and the Agent of every kind and description, whether now existing or hereafter arising, whether direct, indirect or contingent, whether secured or unsecured, and howsoever evidenced, incurred or arising, including without limitation any future loans and advances made to the Borrower by any of the Lenders prior to, during or following any Reorganization (all of the foregoing are collectively hereinafter called the “Obligations”).

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 11

(b) The phrase “Borrower or any other Guarantor” in each place it is used in Section 2 of the Guarantee Agreement is amended to read “Borrower or any Subsidiary”; and

(c) Section 6 of the Guarantee Agreement is amended and restated in its entirety to read as follows:

Section 6. In furtherance of the foregoing and not in limitation of any other right which the Agent, any Issuing Bank, the Swingline Lender or any Lender has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Obligation to be paid when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each of the Guarantors hereby promises to and will, upon receipt of written demand by the Agent, forthwith pay, or cause to be paid, to the Agent for distribution to the Lenders, the Swingline Lender and the Issuing Bank, indefeasibly in cash the amount of such unpaid Obligation, and thereupon each of the Agent, the Issuing Bank, the Swingline Lender and any Lender that shall have received any part of such payment shall, in a reasonable manner, assign the amount of the Obligations owed to it and paid by such Guarantor pursuant to this guarantee to such Guarantor, such assignment to be pro tanto to the extent to which the Obligations in question were discharged by such Guarantor, or make such other disposition thereof as such Guarantor shall direct (all without recourse to the Agent, such Issuing Bank, the Swingline Lender or such Lender and without any representation or warranty by the Agent, the Issuing Bank, the Swingline Lender or such Lender); provided, however, that until the indefeasible payment in full in cash of all the Obligations, none of the Guarantors shall have any right by way of subrogation or otherwise as a result of the payment of any sums hereunder.

Section 3.3. Banks. Furthermore, the parties hereto agree that the terms “Bank” and “Lender” as used in the Guarantee Agreement and the Security Agreement includes each Affiliate of any Bank who has provided the Borrower or any Subsidiary a Bank Product.

Section 3.4. Bank Affiliates.

(a) By accepting the benefits of this Agreement, any Affiliate of a Bank that is party to any Bank Product: (i) is bound by the terms of the Loan Documents, (ii) irrevocably appoints and authorizes JPMorgan Chase Bank to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with all such powers as are reasonably incidental thereto; and (iii) appoints and authorizes Fleet National Bank to act as its nominee as collateral agent under the Loan Documents with such powers as are specifically designates to the Collateral Agent by the terms of the Loan Documents, together with such other powers as a reasonably incidental thereto.

(b) Notwithstanding the foregoing clause (a): (i) no Agent, Bank nor the Borrower shall be obligated to deliver any notice or communication required to be delivered to any Bank under any Loan Documents to any Affiliate of any Bank; and (ii) no Affiliate of any Bank that is party to a Bank Product shall be included in the determination of the Required Banks or entitled to consent to, reject, or participate in any manner in any amendment, waiver or other modification of any Loan Document.

(c) Neither Agent shall have any liabilities, obligations or responsibilities of any kind whatsoever to any Affiliate of any Bank who is owed any Bank Product Obligations. The Agents shall deal solely and directly with the related Bank of any such Affiliate in connection with all matters relating to this Agreement or any other Loan Document. The Bank Product Obligations owed to such Affiliate shall be considered the Obligations of its related Bank for all purposes under this Agreement and such Bank shall be solely responsible to the other parties hereto for all the obligations of such Affiliate under any Loan Document.

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 12

Section 3.5. Notice Provisions. Notwithstanding Section 9.01 of the Agreement, the Borrower hereby gives notice to the Agents and each Bank that all notices, requests and other communications to the Borrower should be sent to:

Elizabeth Arden, Inc.

200 First Stamford Place

Stamford, CT 06902

Attn: Marcey Becker

Phone Number: (203) 462-5809

Telecopy Number: (203) 462-5798

ARTICLE IV.

Conditions Precedent

Section 4.1. Conditions. The effectiveness of Articles II and III of this Amendment is subject to the satisfaction of the following conditions precedent:

(a) The Administrative Agent shall have received this Amendment duly executed by the Borrower and the Banks;

(b) The Administrative Agent shall have received the Consent of Guarantors and Reaffirmation of Loan Documents executed by the Guarantors;

(c) The representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct in all material respects as of the date hereof as if made on the date hereof, except for such representations and warranties limited by their terms to a specific date;

(d) No Default shall exist; and

(e) All proceedings taken in connection with the transactions contemplated by this Amendment and all documentation and other legal matters incident thereto shall be satisfactory to Administrative Agent and its legal counsel, Jenkens & Gilchrist, a Professional Corporation.

ARTICLE V.

Miscellaneous

Section 5.1. Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement, the Security Agreement, and the Guarantee Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement, the Security Agreement, the Guarantee Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Borrower, the Agents and the Banks agree that the Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. For all matters arising prior to the effective date of this Amendment, the Agreement (as unmodified by this Amendment) shall control. Without limiting the foregoing, the Borrower ratifies and

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 13

confirms the terms of the Security Agreement and agrees that the liens and security interests granted under the Security Agreement secure the “Obligations” as defined herein for the benefit of, without limitation, each Bank and each Affiliate of any Bank who is owed any Bank Product Obligations.

Section 5.2. Representations and Warranties; Release. The Borrower hereby represents and warrants to the Agents and the Banks as follows: (a) no Default exists, (b) the representations and warranties set forth in the Loan Documents are true and correct on and as of the date hereof with the same effect as though made on and as of such date except with respect to any representations and warranties limited by their terms to a specific date and (c) the articles of incorporation, bylaws, partnership agreement, certificate of limited partnership, membership agreement, articles of organization or other applicable governing document of the Borrower and each Guarantor and the resolutions of the Borrower and each Guarantor attached as Exhibits to the Certificates of Secretary of the applicable Guarantor in connection with the closing of the Agreement have not been modified or rescinded and remain in full force and effect. IN ADDITION, TO INDUCE THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND THE BANKS TO AGREE TO THE TERMS OF THIS AMENDMENT, THE BORROWER AND EACH GUARANTOR (BY ITS EXECUTION BELOW) REPRESENTS AND WARRANTS THAT AS OF THE DATE OF ITS EXECUTION OF THIS AMENDMENT THERE ARE NO CLAIMS OR OFFSETS AGAINST OR RIGHTS OF RECOUPMENT WITH RESPECT TO OR DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.

Section 5.3. Survival of Representations and Warranties. All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by any Agent or any Bank or any closing shall affect the representations and warranties or the right of the any Agent or any Bank to rely upon them.

Section 5.4. Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.

Section 5.5. Expenses of Administrative Agent. As provided in the Agreement, Borrower agrees to pay on demand all reasonable costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, and execution of this Amendment, including without limitation, the reasonable costs and fees of the Administrative Agent’s legal counsel provided it sends an invoice to Borrower before hand and addresses reasonable questions.

Section 5.6. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 5.7. Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York and the applicable laws of the United States of America.

Section 5.8. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Agents, each Bank, the Borrower, each Guarantor and their respective successors and assigns, except neither Borrower nor any Guarantor may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Banks.

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 14

Section 5.9. Counterparts. This Amendment may be executed in one or more counterparts and on telecopy counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

Section 5.10. Effect of Waiver. No consent or waiver, express or implied, by any Agent or any Bank to or for any breach of or deviation from any covenant, condition or duty by the Borrower or any Guarantor shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

Section 5.11. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 5.12. ENTIRE AGREEMENT. THIS AMENDMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

Executed as of the date first written above.

ELIZABETH ARDEN, INC., as the Borrower

By:	/s/ Marcey Becker
Name:	Marcey Becker
Title:	Senior Vice President

JPMORGAN CHASE BANK, individually as a Bank, an Issuing Bank and as Administrative Agent

By:	/s/ Kevin Padgett
Kevin Padgett, Vice President

FLEET NATIONAL BANK, as Collateral Agent and a Bank

By:	/s/ Oliver Bennett
Name:	Oliver Bennett
Title:	Senior Vice President

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 15

LASALLE BUSINESS CREDIT, INC.

By:	/s/ Karoline A. Moxham
Name:	Karoline A. Moxham
Title:	Asst. Vice President

U. S. BANK BUSINESS CREDIT (f/n/a Firstar Bank N.A.)

By:	/s/ Thomas Visconti
Name:	Thomas Visconti
Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION (f/n/a First Union National Bank)

By:	/s/ Eric Butler
Name:	Eric Butler
Title:	Managing Director

SIEMENS FINANCIAL SERVICES, INC.

By:	/s/ Frank Amodio
Name:	Frank Amodio
Title:	Vice President - Cedit

CREDIT SUISSE FIRST BOSTON, Cayman Island Branch

By:	/s/ Carl Studer
Name:	Carl Studer
Title:	Director

By:	/s/ Andreas Rupp
Name:	Andreas Rupp
Title:	Assistant Vice President

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 16

THE PROVIDENT BANK

By:	/s/ Mary Sue Wolfer
Name:	Mary Sue Wolfer
Title:	Credit Officer

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ W. Jerome McDermott
Name:	W. Jerome McDermott
Title:	Duly Authorized Signatory

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 17

Index of Attachments, Exhibits and Schedules

Attachments

Consent of Guarantors and Reaffirmation of Loan Documents

Exhibits

C	Form of Borrowing Base Certificate
E	Form of Compliance Certificate

Schedules

1.01	Commitments
4.15(a)(i)	Licenses, Trademarks and Distribution Agreements
5.09	Permitted Investments

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 18

CONSENT OF GUARANTORS AND REAFFIRMATION OF LOAN DOCUMENTS

Each of the undersigned Guarantors hereby:

(a) agrees that the Guarantee Agreement, as amended by Section 3.2 of the First Amendment to Second Amended and Restated Credit Agreement attached hereto (the “Amendment”), is and shall remain in full force and effect;

(b) agrees that the Security Agreement, as amended by Section 3.1 of the Amendment, is and shall remain in full force and effect;

(c) ratifies and confirms all terms and provisions of the Guarantee Agreement and Security Agreement, each as amended by the Amendment;

(d) acknowledges its consent and agreement to the Amendment (including without limitation, the provisions of Article III and Section 5.2 hereof) and agrees to be bound thereby;

(e) agrees to the distribution of the proceeds of collateral as contemplated by Section 2.16 of the Agreement (as amended by the Amendment);

(f) acknowledges and agrees that “Obligations” as defined by in the Amendment constitute “Obligations” under the Guarantee Agreement and “Borrower Obligations” under the Security Agreement; and

(g) agrees that all liens, security interests and other encumbrances granted under the Security Agreement in favor of the Collateral Agent secure the “Obligations” as defined in the Amendment for the benefit of, without limitation, each Bank and each Affiliate of each Bank who is owed any Bank Product Obligations.

FD MANAGEMENT, INC.

By:	/s/ Stephen J. Smith
Name:	Stephen J. Smith
Title:	Vice President & Treasurer

DF ENTERPRISES, INC.

By:	/s/ Stephen J. Smith
Name:	Stephen J. Smith
Title:	Vice President & Treasurer

ELIZABETH ARDEN INTERNATIONAL HOLDING, INC., (formerly FFI International, Inc.)

By:	/s/ Stephen J. Smith
Name:	Stephen J. Smith
Title:	Vice President & Treasurer

GUARANTOR CONSENT, Page 1

RDEN MANAGEMENT, INC.

By:	/s/ Stephen J. Smith
Name:	Stephen J. Smith
Title:	Vice President & Treasurer

ELIZABETH ARDEN (FINANCING), INC.

By:	/s/ Stephen J. Smith
Name:	Stephen J. Smith
Title:	Vice President & Treasurer

ELIZABETH ARDEN TRAVEL RETAIL, INC.

By:	/s/ Stephen J. Smith
Name:	Stephen J. Smith
Title:	Vice President & Treasurer

GUARANTOR CONSENT, Page 2

EXHIBIT B

to

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Form of Borrowing Base Certificate

EXHIBIT B, Cover Page

BORROWING BASE CERTIFICATE
Previously Faxed: Yes No (circle one)
Company Name: ELIZABETH ARDEN, INC.	As of [ ENTER DATE]

FFI Accounts Receivable

1.	Total FFI Accounts Receivable per attached aging				$

2.	Less: Ineligible Accounts Receivables of Borrower

	Consignment or similar sales	$
	Evidenced by chattel paper or note	$
	Insolvent or bankrupt account debtor	$
	Foreign account debtor	$
	In controversy	$
	Not subject to the Collateral Agent’s lien	$
	Subject to other liens	$
	60 days past due	$
	120 days past invoice	$
	Government accounts	$
	Affiliate or related party	$
	50% Cross Aging Exclusion	$
	Not payable in Dollars	$
	Accounts excluded by Administrative Agent	$
	Amount of Contra Accounts and other offsets	$
	15% concentration exclusion	$

3.	Total Ineligibles				$(	)

4.	Eligible Accounts Receivable (line 1 minus line 3)				$

5.	Accounts Receivable Advance Rate				85%

6.	ACCOUNTS RECEIVABLE AVAILABILITY (Line 4 x Line 5)		(A	)	$

BORROWING BASE CERTIFICATE, Page 1

Eligible Finished Goods Inventory; Packaged

1.	Total inventory of Borrower consisting of finished goods tracked on FFI Accounting System which has been packaged:(lesser of fair market value or cost of such inventory)				$

2.	Ineligible inventory consisting of finished goods packaged
	Bad condition	$
	Does not meet governmental standards	$
	Currently un-usable	$
	Currently un-saleable	$
	On consignment	$
	Excluded by Administrative Agent	$
	Not at Borrower’s principal place of business, at an Approved Location, in transit between Approved Locations, or if not so located, no reserves for 3rd party claims	$
	Promotional merchandise	$
	Gifts included in purchase merchandise	$
	Not Subject to Collateral Agent’s Lien	$
	Subject to other liens	$
	Samples, displays and testers	$
	Subject to a restrictive licensing or distribution agreement	$
	25% of Slow Moving Inventory	$
	Total ineligibles				$(		)

3.	Eligible Finished Goods Inventory; Packaged (line 1 minus line 2 )				$

4.	Advance Rate						%
• On or about May 1 to and including on or about October 31 (based on fiscal quarters) = 75%

• On or about November 1 to and including on or about April 30 (based on fiscal quarters)= 65%

5.	Packaged finished goods availability (line 3 x line 4)				$

6.	Cost of total packaged finished goods				$

7.	Net liquidation value as a percentage of gross						%

8.	Net liquidation value (line 6 x line 7)				$

9.	85% of net liquidation value (.85 x line 8)					________

10.	Lessor of line 5 or line 9		(B	)	$

BORROWING BASE CERTIFICATE, Page 2

Eligible Finished Goods Inventory; Un-packaged

1.	Total inventory of Borrower consisting of finished goods tracked on FFI Accounting System which have not been packaged:(lesser of fair market value or cost of such inventory)			$

2.	Ineligible inventory consisting of finished goods; un-packaged

	Bad condition	$
	Does not meet governmental standards	$
	Currently un-usable	$
	Currently un-saleable	$
	On consignment	$
	Excluded by Administrative Agent	$
	Not at Borrower’s principal place of business, at an Approved Location, in transit between Approved Locations, or if not so located, no reserves for 3rd party claims	$
	Promotional merchandise	$
	Gifts included in purchase merchandise	$
	Not Subject to Collateral Agent’s Lien	$
	Subject to other liens	$
	Samples, displays and testers	$
	Subject to a restrictive licensing or distribution agreement	$
	25% of Slow Moving Inventory	$
	Total ineligibles			$(		)

3.	Eligible Un-packaged Finished Goods Inventory (line 1 minus line 2 )			$

4.	Un-packaged finished goods advance rate				40%

5.	Un-packaged finished goods availability (line 3 x line 4)			$

6.	Cost of Total un-packaged finished goods			$

7.	Net liquidation value as a percentage of gross					%

8.	Net liquidation value (line 6 x line 7)			$

9.	85% of net liquidation value (.85 x line 8)				________

10.	Lessor of line 5 or line 9		(C)	$

BORROWING BASE CERTIFICATE, Page 3

Eligible Raw Material Inventory

1.	Total inventory of Borrower consisting of raw material and work-in-process tracked on FFI Accounting System:(lesser of fair market value or cost of such inventory)			$

2.	Ineligible inventory consisting of raw material and work-in-process
	Bad condition	$
	Does not meet governmental standards	$
	Currently un-usable	$
	Currently un-saleable	$
	On consignment	$
	Excluded by Administrative Agent	$
	Not at Borrower’s principal place of business, at an Approved Location, in transit between Approved Locations, or if not so located, no reserves for 3rd party claims	$
	Promotional merchandise	$
	Gifts included in purchase merchandise	$
	Not Subject to Collateral Agent’s Lien	$
	Subject to other liens	$
	Samples, displays and testers	$
	Subject to a restrictive licensing or distribution agreement	$
	25% of Slow Moving Inventory	$
	Total ineligibles			$(		)

3.	Eligible Raw Material Inventory (line 1 minus line 2 )			$

4.	Raw material advance rate				25%

5.	Eligible Raw Material Inventory availability (line 3 x line 4)			$

6.	Cost of raw material and work-in-process			$

7.	Net liquidation value as a percentage of gross					%

8.	Net liquidation value (line 6 x line 7)			$

9.	85% of net liquidation value (.85 x line 8)				________

10.	Lessor of line 5 or line 9		(D)	$

BORROWING BASE CERTIFICATE, Page 4

Arden Accounts Receivable

1.	Total Domestic Arden Accounts Receivable per attached aging				$

2.	Less: Ineligible Arden Accounts Receivables of Borrower

	Consignment or similar sales	$
	Evidenced by chattel paper or note	$
	Insolvent or bankrupt account debtor	$
	Foreign account debtor	$
	In controversy	$
	Not subject to the Collateral Agent’s lien	$
	Subject to other liens	$
	60 days past due	$
	120 days past invoice	$
	Government accounts	$
	Affiliate or related party	$
	50% Cross Aging Exclusion	$
	Not payable in Dollars	$
	Accounts excluded by Administrative Agent	$
	Amount of Contra Accounts and other offsets	$
	15% concentration exclusion	$

3.	Total Ineligibles				$(	)

4.	Eligible Arden Accounts Receivable (line 1 minus line 3)				$

5.	Accounts Receivable advance rate				85%

6.	ACCOUNTS RECEIVABLE AVAILABILITY Product of Line 4 times Line 5		(E	)	$

BORROWING BASE CERTIFICATE, Page 5

Eligible Arden Finished Goods Inventory; Packaged

1.	Total Domestic Arden inventory:(lesser of fair market value or cost of such inventory)			$
	Less WIP (Category “I” & “B”)			$(	)
	Gross Raw Materials, Un-packaged finished goods and Finished Goods			$
2.	Finished Goods Inventory Packaged (Category “F” & “W”)			$

3.	Ineligible inventory consisting of packaged finished goods

	Bad condition	$
	Does not meet governmental standards	$
	Currently un-usable	$
	Currently un-saleable	$
	On consignment	$
	Excluded by Administrative Agent	$
	Not at Borrower’s principal place of business, at an Approved Location, in transit between Approved Locations, or if not so located, no reserves for 3rd party claims	$
	Promotional merchandise	$
	Gifts included in purchase merchandise	$
	Not Subject to Collateral Agent’s Lien	$
	Subject to other liens	$
	Samples, displays and testers	$
	Subject to a restrictive licensing or distribution agreement	$
	25% of Slow Moving	$
	Eligible Inventory ZUG Allocation	$
	Genco (returns) Inventory	$
	Total ineligibles			$(	)

4.	Eligible Finished Goods Inventory Packaged (line 2 minus line 3 )			$

5.	Advance Rate				%

• On or about May 1 to and including on or about October 31 (based on fiscal quarters) = 75%

• On or about November 1 to and including on or about April 30 (based on fiscal quarters)= 65%

6.	Packaged finished goods availability (line 4 x line 5)			$

7.	Cost of total Arden packaged finished goods			$

8.	Net liquidation value as a percentage of gross				%

9	Net liquidation value (line 7 x line 8)			$

10.	85% of net liquidation value (.85 x line 9)			________

11.	Lessor of line 10 or line 6		(F)	$

BORROWING BASE CERTIFICATE, Page 6

Eligible Arden Finished Goods Inventory; Un-packaged

1.	Total Un-packaged Arden Finished Inventory:(lesser of fair market value or cost of such inventory)			$

2.	Ineligible inventory consisting of un-packaged finished goods

	Bad condition	$
	Does not meet governmental standards	$
	Currently un-usable	$
	Currently un-saleable	$
	On consignment	$
	Excluded by Administrative Agent	$
	Not at Borrower’s principal place of business, at an Approved Location, in transit between Approved Locations, or if not so located, no reserves for 3rd party claims	$
	Promotional merchandise	$
	Gifts included in purchase merchandise	$
	Not Subject to Collateral Agent’s Lien	$
	Subject to other liens	$
	Samples, displays and testers	$
	Subject to a restrictive licensing or distribution agreement	$
	Eligible Inventory ZUG Allocation	$
	25% of Slow Moving Inventory	$
	Total ineligibles			$(		)

3.	Eligible Un-packaged finished goods inventory (line 1 minus line 2 )			$

4.	Un-packaged finished goods advance rate				40%

5.	Un-packaged finished goods availability (line 3 x line 4)			$

6.	Cost of total un-packaged Arden finished goods			$

7.	Net liquidation value as a percentage of gross					%

8.	Net liquidation value (line 6 x line 7)			$

9.	85% of net liquidation value (.85 x line 8)				________

10.	Lessor of line 5 or line 9		(G)	$

BORROWING BASE CERTIFICATE, Page 7

Eligible Arden Raw Material Inventory

1.	Total raw material and work-in-process tracked on Arden Accounting System: (lesser of fair market value or cost of such inventory)			$

2.	Ineligible inventory consisting of raw material and work-in-process
	Bad condition	$
	Does not meet governmental standards	$
	Currently un-usable	$
	Currently un-saleable	$
	On consignment	$
	Excluded by Administrative Agent	$
	Not at Borrower’s principal place of business, at an Approved Location, in transit between Approved Locations, or if not so located, no reserves for 3rd party claims	$
	Promotional merchandise	$
	Gifts included in purchase merchandise	$
	Not Subject to Collateral Agent’s Lien	$
	Subject to other liens	$
	Samples, displays and testers	$
	Subject to a restrictive licensing or distribution agreement	$
	25% of Slow Moving Inventory	$
	Eligible Inventory ZUG Allocation	$
	Total ineligibles			$(		)

3.	Eligible Raw Material Inventory (line 1 minus line 2 )			$

4.	Eligible Raw Material Inventory advance rate (25%)					%

5.	Eligible Raw Material Inventory availability (line 3 x line 4)			$

6.	Cost of Arden raw material and work-in- process			$

7.	Net liquidation value as a percentage of gross					%

8.	Net liquidation value (line 6 x line 7)			$

9.	85% of net liquidation value (.85 x line 8)				________

10.	Lessor of line 5 or line 9		(H)	$

BORROWING BASE CERTIFICATE, Page 8

Eligible Gift Inventory

1.	Total inventory of Borrower consisting of gift given with purchased merchandise in the ordinary course of Borrower’s business or as promotional merchandise in the ordinary course of business: (lesser of fair market value or cost of such inventory)				$

2.	Ineligible inventory consisting of finished goods
	Bad condition	$
	Does not meet governmental standards	$
	Currently un-usable	$
	Currently un-saleable	$
	On consignment	$
	Excluded by Administrative Agent	$
	Not at Borrower’s principal place of business, at an Approved Location, in transit between Approved Locations, or if not so located, no reserves for 3rd party claims	$
	Not Subject to Collateral Agent’s Lien	$
	Subject to other liens	$
	Samples, displays and testers	$
	Subject to a restrictive licensing or distribution agreement	$
	Not packaged	$
	25% of Slow Moving Inventory	$

	Total ineligibles				$(		)

3.	Eligible Gift Inventory (line 1 minus line 2 )				$

4.	Gift Inventory advance rate					10%

5.	Eligible Gift Inventory Availability (line 3 x line 4)				$

6.	Cost of gift inventory				$

7.	Net liquidation value as a percentage of gross						%

8.	Net liquidation value (line 6 x line 7)				$

9.	85% of net liquidation value (.85 x line 8)					________

10.	Lessor of line 5, line 9 or $500,000		(I	)	$

BORROWING BASE CERTIFICATE, Page 9

AVAILABLE COLLATERAL SUMMARY
A/R AVAILABILITY (A+E):		$
Plus: INVENTORY AVAILABILITY (B+C+D+F+G+H+I)		$
Plus: CASH COLLATERAL PLEDGED		$
Less: ACCOUNT RECEIVABLE:
Allowance Accounts	$
Customer Markdowns	$
Destroyed-in-field	$
Others	$
Total			$(	)
Less: BANK PRODUCT RESERVE			$(	)
Less: INVENTORY RESERVES:
Inventory outside of USA or Puerto Rico	$
Classified as long term	$
Inventory in transit	$
Capitalized costs	$
Third party claims	$
Other	$
			$(	)
BORROWING BASE:			$

TOTAL AVAILABILITY (Lesser of $200,000,000 or Borrowing Base)			$
COMMITTED EXPOSURE:

Swingline Loans		$
Other Loans		$
Letter of Credit Exposure		$
Other Obligations		$
TOTAL			$(	)

BORROWING AVAILABILITY (Total Availability–Committed Exposure):			$

This Borrowing Base Certificate is delivered by the undersigned to JPMorgan Chase Bank, in its capacity as Administrative Agent (the “Agent”) pursuant to that certain Second Amended and Restated Credit Agreement dated as of December 24, 2002 (the “Agreement”) among the undersigned, the Agent, Fleet National Bank as collateral agent and certain other parties named therein. Terms defined by the Agreement are incorporated herein by reference where applicable. The undersigned represents and certifies that this Borrowing Base Certificate is true and correct in every respect and that all existing Accounts and Inventory, referenced above for inclusion in the Borrowing Base, represent Eligible Accounts Receivables and eligible Inventory of the type described in accordance with the definitions set forth in the Agreement. The undersigned warrants that all collections received or credits allowed on Accounts reported on previous Borrowing Base Certificates have been duly and regularly entered to the credit of the respective account debtors on the books and records of the undersigned and that all collections have been remitted and that all credits have been reported to date to the Administrative Agent as required by the Agreement. In the event of any conflict between the terms of this Borrowing Base Certificate and the Agreement, the terms of the Agreement shall control.

ELIZABETH ARDEN, INC.

By:
Name:
Title:

BORROWING BASE CERTIFICATE, Page 10

EXHIBIT D

to

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Form of Compliance Certificate

EXHIBIT D, Cover Page

COMPLIANCE CERTIFICATE

Effective as of             , 200_ (the “Effective Date”)

(last day of Fiscal Year or Fiscal Period, as applicable)

Reference is made to the certain Second Amended and Restated Credit Agreement dated as of December 24, 2002, among Elizabeth Arden, Inc. (“Borrower”), JPMorgan Chase Bank, as Administrative Agent for the Banks as provided therein (“Administrative Agent”), and each of the Banks from time to time party thereto (as such agreement may be amended or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used this Compliance Certificate that are defined in the Credit Agreement, wherever used herein, shall have the same meanings as are prescribed by the Credit Agreement. In the event of any conflict between the terms of this Compliance Certificate and the Credit Agreement, the Credit Agreement shall control. The undersigned, duly appointed and acting authorized signatory of the Borrower, being duly authorized, hereby delivers this Compliance Certificate to Administrative Agent pursuant to Section 5.01 of the Credit Agreement.

1. Borrower hereby delivers to Administrative Agent (check as applicable):

[ ]	Copies of the audited financial statements required by Section 5.01(a) for Borrower’s fiscal year ending on the Effective Date.

[ ]	Copies of the financial statements required by Section 5.01(b) for Borrower’s fiscal quarter ending on the Effective Date.

Such financial statements are complete and correct in all material respects and have been prepared in accordance with the requirements of the Credit Agreement.

2. Exhibit ”A” attached hereto sets forth the calculation of the Debt Service Pricing Ratio and the corresponding percentages for the Applicable Margin, Applicable Letter of Credit Fee, and the Commitment Fee Rate

3. Exhibit ”B” attached hereto sets forth the status of compliance with the covenant contained in Section 5.19 (“Minimum Quarterly Debt Coverage Ratio”), as of the Effective Date, calculated for the applicable period as required by the Credit Agreement.

4. The undersigned hereby states that (check as applicable):

[ ]	No Default exists as of the Delivery Date.

[ ]	One or more Defaults have occurred or exist as of the Delivery Date. Included within Exhibit ”C” attached hereto is a written description specifying each such Default or Event of Default, its nature, when it occurred, whether it is continuing as of the date hereof, and the steps being taken by the Borrower with respect thereto. Except as so specified, no Default exists as of the Delivery Date.

5. The undersigned hereby states that all Material Subsidiaries that are required to be Guarantors by the terms of the Credit Agreement are Guarantors under the Guarantee Agreement.

COMPLIANCE CERTIFICATE, Page 1

Executed and delivered by the undersigned on             , 200_ (the “Delivery Date”).

ELIZABETH ARDEN, INC.

By:
Name:
Title:

COMPLIANCE CERTIFICATE, Page 2

EXHIBIT “A”

to

COMPLIANCE CERTIFICATE

by

Elizabeth Arden, Inc.

Effective Date:             , 200_

Debt Service Pricing Ratio

The following is attached to and made a part of the above referenced Compliance Certificate:

The Debt Service Pricing Ratio calculated as of the fiscal quarter ending             , 200_ was          to 1.0:

Cash Flow

(a)	Consolidated EBITDA	$

(b)	Capital Expenditures which were not financed with Indebtedness permitted under clauses (viii), (ix) or (x) of the definition of Permitted Indebtedness	$

(c)	Cash taxes	$

(d)	Sum of (a) - (b) - (c)	$

Modified Debt Service

(e)	Interest Expense	$

(f)	Deduction from Interest Expense	$( )
$13,289,800 for FQE 1/31/04
$9,521,900 for FQE 4/30/04
$5,505,200 for FQE 7/31/04
$1,550,400 for FQE 10/31/04

(g)	Regularly scheduled principal payments in respect of Indebtedness	$

(h)	Regularly scheduled principal payments in respect 8.5% Subordinated Notes and 8.84% Mortgage Notes	$( )

(i)	Dividends	$

(j)	Sum of (e) – (f) + (g) – (h) + (i)	$

Debt Service Pricing Ratio = (d) ÷ (i) = to 1.0

EXHIBIT A to Compliance Certificate, Solo Page

Tier	Debt Service Pricing Ratio	LIBOR Loans	Base Rate Loans	Commitment Fee Rate
I	Greater than 3.50:1.00	200	25	25
II	Less than or equal to 3.50:1.00 but greater than 2.75:1.00	225	50	37.5
III	Less than or equal to 2.75:1.00 but greater than 1.75:1.00	250	75	37.5
IV	Less than or equal to 1.75:1.00	275	100	50

Based on the foregoing table:
(i) Applicable Margin for LIBOR Loans	(bps	)
(ii) Applicable Margin for Base Rate Loans	(bps	)
(iii) Commitment Fee Rate	(bps	)
(iv) Applicable Letter of Credit Fee:	(bps	)

EXHIBIT A to Compliance Certificate, Solo Page

EXHIBIT “B”

to

COMPLIANCE CERTIFICATE

by

Elizabeth Arden, Inc.

Effective Date:             ,

Minimum Quarterly Debt Coverage Ratio

The following is attached to and made a part of the above referenced Compliance Certificate:

1.	Average Borrowing Base Capacity determination.

As of the Effective Date, is the Average Borrowing Base Capacity as calculated for the 30 day period then ended (as detailed on an attached schedule) equal to or less than $50,000,000. Yes             No

If yes, Borrower must be in compliance with the Minimum Quarterly Debt Coverage Ratio below.

2.	Section 5.19 (“Minimum Debt Coverage Ratio”)

The ratio of Cash Flow to Debt Service, calculated as of the Effective Date for the twelve month period ending on such date was          to 1.0 (as set forth below).

Cash Flow
(a)	Consolidated EBITDA	$

(b)	Capital Expenditures which were not financed with Indebtedness permitted under clauses (viii), (ix) or (x) of the definition of Permitted Indebtedness	$

(c)	Cash taxes	$

(d)	Sum of (a) - (b) - (c)	$

Debt Service

(e)	Interest Expense	$

(f)	Regularly scheduled principal payments in respect of Indebtedness	$

(g)	Dividends	$

(h)	Sum of (e) + (f) + (g)	$

Debt Service Ratio = (d) ÷ (h) = to 1.0

Credit Agreement requires that it be not less than 1.10 to 1.0. Compliance?			Yes No

EXHIBIT B to Compliance Certificate, Solo Page

EXHIBIT “C”

to

COMPLIANCE CERTIFICATE

by

Elizabeth Arden, Inc.

Effective Date:             ,

Defaults

The following is attached to and made a part of the foregoing Compliance Certificate:

1.	As of the Delivery Date, each of the following instances of a Default has occurred (describe):

2.	Applicable Section(s) of Credit Agreement:

3.	Date of first occurrence:

4.	Check as applicable: The above referenced Default(s)

[ ]	continue(s) in existence on the Delivery Date

[ ]	do/does not continue to exist on the Delivery Date

5.	The following steps have been and are being taken with respect to the foregoing:

EXHIBIT C to Compliance Certificate, Solo Page

Schedule 1.01

Commitments

Name of Bank	Commitment (in dollars)
JPMorgan Chase Bank	$45,250,000.00
Fleet National Bank	35,000,000.00
LaSalle Business Credit, Inc.	25,000,000.00
U. S. Bank Business Credit	20,000,000.00
General Electric Capital Corporation	28,500,000.00
Wachovia Bank, National Association	15,000,000.00
Siemens Financial Services, Inc.	11,250,000.00
Credit Suisse First Boston	10,000,000.00
The Provident Bank	10,000,000.00

TOTAL	$200,000,000.00

Schedule 1.01, Solo Page

Schedule 4.15(a)(i)

License Agreements

1.	Amended and Restated Exclusive Trademark License Agreement dated February 29, 1980, as amended July 29, 1992 and February 13, 1995, between Geoffrey Beene, Inc. (as Licensor), and SanofiBeaute (formerly known as Epocha Distributors) and French Fragrances, Inc. (as Licensee).

Subject Matter: Grant of exclusive license to Licensee of certain trademarks including “Geoffrey Beene” and derivations thereof.

Termination Date/Renewal Option: The term of this Agreement expires in February 2025 and shall automatically be renewed for an additional 10-year period unless terminated by Licensee.

2.	License Agreement dated as of February 14, 1986, as amended January 26, 1989, March 20, 1990, June 28, 1990, August 3, 1999, October 26, 2000, July 26, 2001 and March 31, 2003, between The Elizabeth Taylor Cosmetics Company (as Licensor), Conopco, Inc., d/b/a Parfums International Ltd. and French Fragrances, Inc. (as Licensee).

Subject Matter: Grant of exclusive license to Licensee for the use of the mark “Elizabeth Taylor” worldwide in connection with the manufacture and distribution worldwide of women’s fragrances, cosmetics and skin care products and men’s colognes.

Termination Date/Renewal Options: The term of this Agreement expires on October 1, 2022 and may thereafter be extended by Licensee, at its sole option, for unlimited 20-year periods. Such extensions shall be automatic unless Licensee serves written notice of cancellation within 6 months of the expiration of any such 20-year period.

3.	License Agreement effective January 1, 2001 between Tristrata Technology, Inc. (as Licensor) and Elizabeth Arden, Inc. (as Licensee).

Subject Matter: Grants non-exclusive right to make, have made, use and sell any cosmetic and/or dermatologic preparation comprising glycolic acid and/or salts and lactic acid and/or its metallic salts for topical application to human skin for which licensee has made, or reserves the right to make, claims within the scope of Licensed Patent Rights under Borrower’s marks (including Ceramide Time Complex Moisture Cream and Peel & Reveal) in the United States, its possessions and territories, Puerto Rico and U.S. military bases throughout the world.

Termination Date/Renewal Option: The agreement expires on the expiration of the last to expire of the Licensed Patent Rights unless earlier terminated under the agreement.

4.	Term Sheet dated February 3, 2004 between Britney Brands, Inc. (as Licensor) and Elizabeth Arden, Inc. (as Licensee) to enter into an Exclusive License Agreement.

Subject Matter: Grants exclusive license to Licensee to manufacture, distribute, market, advertise and sell fragrance, cosmetic and skin care products worldwide under the marks “BRITNEY” and BRITNEY SPEARS.”

Termination Date/Renewal Option: The term of this Agreement expires on December 31, 2009. Licensee has the right to renew the Agreement for one (1) additional five (5) year term unless the Agreement has been earlier terminated.

5.	The Borrower has certain license agreements with software vendors such as Geac/JBA International, American Software, Oracle and Manugistics to carry on its business. These agreements do not have any relationship to the Collateral.

SCHEDULE 4.15(a)(i), Solo Page

Schedule 5.09

Permitted Investments

1. In May 2002, Borrower provided a loan to its President and Chief Executive Officer in the principal amount of $500,000, which matures on March 31, 2005. This loan replaced earlier loans made by Borrower to its President and Chief Executive Officer for payment of certain Canadian tax liabilities resulting from his relocation to Florida in 1998. The principal balance of the loan was $400,000 as of December 24, 2002.

2. The following intercompany loans payable to Elizabeth Arden (Financing), Inc.

Affiliate	Acquisition Loans	Working Capital Loans
Elizabeth Arden (Canada) Ltd.		$311,279
Elizabeth Arden Korea YH	$730,225
Elizabeth Arden (Netherlands) B.V.		$1,015,705
Elizabeth Arden International Holding, Inc.	$28,380,263	$13,480,948
FD Management, Inc.	$125,613,276
DF Enterprises, Inc.	$47,207,282

GRAND TOTAL	$201,931,046	$14,807,932

SCHEDULE 5.09, Solo Page